Exhibit 10.13

WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (the “Agreement”), dated as of February 7, 2013, is made by and between Integrated Healthcare Holdings, Inc., a Nevada corporation (the “Purchaser”), and SPCP Group IV, LLC (the “Warrant Holder”).

R E C I T A L S

WHEREAS, on or about April 13, 2010, the Warrant Holder was issued a warrant to purchase an aggregate 16,817,365 shares of Common Stock of Purchaser at an initial exercise price of $0.07 per share, exercisable until April 13, 2013 (the “Warrant”), a copy of which is attached as Exhibit A hereto.

WHEREAS, Warrant Holder desires to sell to Purchaser, and Purchaser desires to purchase from Warrant Holder, the Warrant on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale and Purchase of Warrant; No Further Rights.

(a) Sale of the Warrant. Concurrently with the execution hereof, Warrant Holder shall sell, transfer and assign the Warrant to Purchaser for a purchase price of $0.12 per share exercisable under the Warrant minus the exercise price of $0.07 per share, or a net purchase price of $0.05 per share, multiplied by 16,817,365 shares exercisable under the Warrant, or an aggregate purchase price of $840,868.25 (the “Purchase Price”). The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by Purchaser with respect to the Warrant, and Purchaser shall purchase from Warrant Holder, all of the right, title, and interest of Warrant Holder in and to the Warrant.

(b) Deliveries by Purchaser. Concurrently with the execution hereof, Purchaser shall deliver to Warrant Holder the Purchase Price by wire transfer of immediately available funds to bank accounts designated by Warrant Holder or such other form of payment as the parties may agree.

(c) Deliveries by Warrant Holder. Concurrently with the execution hereof, the Warrant Holder shall deliver to Purchaser the Warrant Holder’s original Warrant, accompanied by a duly executed Form of Transfer in the form attached hereto as Exhibit B in favor of Purchaser.

(d) Termination of Warrant. At the Closing, the Warrant shall be cancelled and terminated, and Warrant Holder shall have no further rights thereunder.

Section 2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place concurrently with the execution hereof (the “Closing Date”), at such place or on such other date as may be mutually agreeable to Warrant Holder and Purchaser.

Section 3. Representations and Warranties of Warrant Holder. The Warrant Holder hereby represents and warrants to Purchaser as follows, and such representations and warranties shall survive the Closing:

(a) Authorization. The Warrant Holder has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Warrant Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Warrant Holder of this Agreement and all other agreements contemplated hereby to which the Warrant Holder is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Warrant Holder, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which the Warrant Holder is subject, or any material agreement, instrument, order, judgment or decree to which the Warrant Holder is subject, except where any such condition would not adversely affect the Warrant Holder’s ability to its obligations hereunder. The Warrant Holder has full right, power and authority to sell, assign, transfer and deliver the Warrant to be sold by the Warrant Holder hereunder.

(b) Title. The Warrant Holder has not transferred, sold, pledged or encumbered the Warrant and has good and valid title to the Warrant, free and clear of any liens, charges, claims, pledges, security interests, conditional sale agreements and other encumbrances whatsoever, whether arising by agreement, operation of law or otherwise, and there are no restrictions on the Warrant Holder’s right to transfer the Warrant to Purchaser pursuant to Section 1(c) hereof, other than those imposed by applicable federal and state securities laws. Upon delivery and payment for the Warrant Holder’s Warrant at the Closing, Purchaser shall acquire valid and unencumbered title to the Warrant Holder’s Warrant. No person other than Purchaser has any agreement, option, understanding or commitment (oral or in writing), or any right or privilege capable of becoming an agreement, option or commitment, for the purchase from the Warrant Holder of the Warrant Holder’s Warrant. The Warrant Holder has not exercised or attempted to exercise the Warrant, and shall not do so on or prior to the Closing.

(c) Access to Information; Sophistication; Lack of Reliance. The Warrant Holder (i)  is familiar with the business and financial condition, properties, operations and prospects of Purchaser, (ii) has been provided with such information, documents and other materials concerning Purchaser, including its financial condition, results of operations, prospects, properties or business, to enable the Warrant Holder to form an independent judgment regarding the advisability of the sale of the Warrant Holder’s Warrant on the terms and conditions contained herein, (iii) has had such time as the Warrant Holder deems necessary and appropriate to review and analyze such information, documents and other materials to enable it to form such independent judgment, and (iv) has been granted the opportunity to obtain any additional information that the Warrant Holder deems necessary to verify the accuracy of such information, documents and other materials and to ask questions of, and have received satisfactory answers from, representatives of Purchaser concerning Purchaser. The Warrant Holder has also had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission (the “SEC”) by Purchaser. The Warrant Holder’s knowledge and experience in financial and business matters is such that the Warrant Holder is capable of evaluating the merits and risks of the Warrant Holder’s sale of the Warrant Holder’s Warrant. The Warrant Holder has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein, and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby.

(d) Arm’s-Length Transaction. The Warrant Holder is dealing with Purchaser on a professional arm’s-length basis and neither Purchaser nor any of its respective affiliates or representatives is acting as a fiduciary or advisor to the Warrant Holder with respect to this Agreement and any of the transactions contemplated hereby.

(e) Independent Appraisal. In connection with this Agreement and the transactions contemplated hereby, the Warrant Holder has made its own independent appraisal of, and investigation into, the value of the Warrant, and, in deciding to enter into this Agreement, the Warrant Holder has not relied on Purchaser or any affiliate, representative or agent of Purchaser with respect to such matters.

(f) No Reliance. The Warrant Holder acknowledges that (i) there are no, and it is not relying upon any, representations or warranties by or on behalf of Purchaser or any of its affiliates or representatives other than those expressly set forth in this Agreement and (ii) its rights and obligations with respect to this Agreement and the events giving rise thereto are and will be solely as set forth in this Agreement.

Section 4. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to Warrant Holder as follows, and such representations and warranties shall survive the Closing:

(a) Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and any other agreements or instruments contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which the Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which the Purchaser is subject, except where any such condition would not adversely affect the Purchaser’s ability to its obligations hereunder.

(b) Sophistication; Lack of Reliance. The Purchaser’s knowledge and experience in financial and business matters is such that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s purchase of the Warrant. The Purchaser has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein, and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby.

(c) Arm’s-Length Transaction. The Purchaser is dealing with Warrant Holder on a professional arm’s-length basis and neither Warrant Holder nor any of its respective affiliates or representatives is acting as a fiduciary or advisor to the Purchaser with respect to this Agreement and any of the transactions contemplated hereby.

(d) No Reliance. The Purchaser acknowledges that (i) there are no, and it is not relying upon any, representations or warranties by or on behalf of Warrant Party or any of its affiliates or representatives other than those expressly set forth in this Agreement and (ii) its rights and obligations with respect to this Agreement and the events giving rise thereto are and will be solely as set forth in this Agreement.

Section 5. Miscellaneous.

(a) Further Assurances. From time to time after the Closing, each party shall cooperate and take such action or cause to be taken such action as may be reasonably requested by another party hereto in order to carry out the provisions and purposes of this Agreement and transactions contemplated hereby.

(b) No Assignment. The rights and obligations of the parties hereto under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. No party hereto may assign either this Agreement (whether by operation of law of otherwise) or any of its rights, interests, benefits or obligations hereunder without the prior written approval of the other parties hereto.

(c) Choice of Law. The corporate law of the State of Nevada will govern all questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(d) Entire Agreement; Amendments; Severability. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements, understandings and communications between the parties hereto. This Agreement may only be amended or modified by an agreement in writing executed by each of the parties hereto. Should any provision of this Agreement be adjudged invalid to any extent by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

(e) Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other form of electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have executed this Agreement on the date first above written.

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:	/s/ Kenneth K. Westbrook
Name:	Kenneth K. Westbrook
Title:	CEO

SPCP Group IV, LLC, a Delaware limited liability company

By:	Silver Point C&I Opportunity GP, LLC

By:	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory

[SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT]

EXHIBIT A

WARRANT

See attached

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto INTEGRATED HEALTHCARE HOLDINGS, INC. the right represented by the attached Warrant to purchase 16,817,365 shares of the Common Stock of INTEGRATED HEALTHCARE HOLDINGS, INC. (the “Company”), to which the attached Warrant relates, and appoints Scott Schoeffel as their true and lawful attorney in fact to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated: _______________________

SPCP GROUP IV, LLC

By: Silver Point C&I Opportunity GP, LLC

By:_________________________________

Name:______________________________

Title: _______________________________